UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

STRAN & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41038	04-3297200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Heritage Drive, Suite 600, Quincy, MA	02171
(Address of principal executive offices)	(Zip Code)

800-833-3309
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWAG	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $4.81375	SWAGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 30, 2025, Stran & Company, Inc. (the “Company”) was notified by Marcum LLP (“Marcum”) that Marcum resigned as the Company’s independent registered public accounting firm. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum. On April 30, 2025, with the approval of the Audit Committee of the Company’s Board of Directors, CBIZ CPAs was engaged as the Company’s independent registered public accounting firm.

Marcum’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent period through April 30, 2025, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements, and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting related to the proper design and implementation of certain controls, including: (1) control over formal review, approval, and evaluation of complex accounting transactions associated with business combinations; (2) controls over management’s formal review process that includes multiple levels of review as well as timely review of accounts and reconciliations leading to material adjustments; (3) controls over income tax provision and management’s review of the income tax provision; (4) controls over accounts receivable and unearned revenue, freight charges, and inventory and cost of sales accounts; (5) controls over the proper presentation and disclosure for related party transactions; and (6) information technology general controls related to access and change management controls that led to deficiencies in the design and operation of control activities, each as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2023.

During the fiscal years ended December 31, 2024 and 2023 and through April 30, 2025, neither the Company nor anyone on its behalf consulted with CBIZ CPAs on either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by CBIZ CPAs that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Marcum with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements made by the Company in response to Item 304(a) of Regulation S-K and, if it does not agree, the respects in which it does not agree. A copy of Marcum’s letter, dated May 2, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated May 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2025	STRAN & COMPANY, INC.

/s/ Andrew Shape
	Name:	Andrew Shape
	Title:	President and Chief Executive Officer

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